UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2024

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 28, 2024, the Company received notice from the Nasdaq Office of General Counsel (“Nasdaq”) that the Company had regained compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

In a separate notice on August 28, 2024, Nasdaq notified the Company that the Nasdaq Hearings Panel (the “Panel”) had granted the Company’s request for an extension until October 2, 2024, to regain compliance with Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2.5 million in stockholders’ equity for continued listing on the Nasdaq Capital Market (the “Equity Standard Requirement”).

As previously disclosed, on March 1, 2024, the Company received a letter from Nasdaq stating that the Company had not regained compliance for continued inclusion on The Nasdaq Capital Market under the Minimum Bid Price Requirement. As permitted under Nasdaq rules, the Company appealed Nasdaq’s determination and requested a hearing (the “Appeal Hearing”) before the Panel.

On April 5, 2024, the Company was notified by Nasdaq that the Company no longer complied with the Equity Standard Requirement. At the Appeal Hearing on May 2, 2024, the Company presented its plan to regain and maintain compliance with both the Minimum Bid Price Requirement and the Equity Standard Requirement.

On May 13, 2024, the Company received a decision letter from the Panel granting the Company an extension until August 28, 2024, subject to certain conditions, to regain compliance with the Minimum Bid Price Requirement and the Equity Standard Requirement.

On August 23, 2024, the Company notified the Panel that the Company expected to regain compliance with the Minimum Bid Price Requirement on or before August 28, 2024, and requested additional time to regain compliance with the Equity Standard Requirement. The Company requested until October 2, 2024, which is 180 days following its receipt of the notice of deficiency with regard to the Equity Standard Requirement.

As noted above, on August 28, 2024, the Company received notice from Nasdaq that the Company had regained compliance with the Minimum Bid Price Requirement, and the Company was granted an extension until October 2, 2024, to regain compliance with the Equity Standard Requirement. While the Company is exploring options to regain compliance with the Equity Standard Requirement, there can be no assurance that the Company will be able to regain compliance on or before October 2, 2024, or at all.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Number	Description

	104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

August 30, 2024	By:	/s/ Barry Shin
Barry Shin
Executive Vice President, Chief Operating Officer & Chief Financial Officer